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                                                                    EXHIBIT 23.3

                       CONSENT OF DEHLINGER & ASSOCIATES

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of Cholestech Corporation (the "Company") for the registration of up to 3,450,000 shares of Common Stock of the Company filed with the Securities and Exchange Commission.

                                         DEHLINGER & ASSOCIATES

                                         /s/ DEHLINGER & ASSOCIATES


Palo Alto, California
April 28, 1998